Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Uranium Resources, Inc. of our report dated March 30, 2011, relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of Uranium Resources, Inc. for the year ended December 31, 2010. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/  HEIN & ASSOCIATES LLP

Dallas, Texas

June 8, 2011